UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2025

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (332) 265-2020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GNL	New York Stock Exchange
7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	GNL PR A	New York Stock Exchange
6.875% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR B	New York Stock Exchange
7.50% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR D	New York Stock Exchange
7.375% Series E Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR E	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On January 21, 2025, Global Net Lease, Inc.’s (the “Company”) board of directors (the “Board”) appointed Ori Kravel, the Company’s current Senior Vice President of Corporate Development, as Chief Operating Officer, effective January 23, 2025. In his role as Senior Vice President of Corporate Development, which he has held since the Company’s internalization in September 2023, Mr. Kravel, 35, has overseen key areas of the Company’s overall business strategy and operations. His responsibilities have included overseeing capital markets, M&A and executing strategic transactions. Mr. Kravel joined AR Global Investments, LLC (“AR Global”), the parent company of the Company’s former advisor and property manager, in 2011 and has 14 years of experience in debt and equity transactions, mergers and acquisitions, and driving operational efficiency. Mr. Kravel has executed over $12 billion in capital markets transactions and more than $25 billion in M&A transactions. Mr. Kravel graduated with a bachelor’s degree in Business Administration, Real Estate and Urban Economics from the Wisconsin School of Business at the University of Wisconsin-Madison.

Employment Agreement with Ori Kravel

In connection with Mr. Kravel’s appointment to Chief Operating Officer, on January 23, 2025, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Kravel, which agreement became effective as of January 23, 2025. The Employment Agreement may be terminated by the Company with or without “cause” (as defined therein), or by Mr. Kravel with or without “good reason” (as defined therein), in each case subject to written notice in accordance with the terms thereof. The Employment Agreement also terminates automatically upon the death or disability of Mr. Kravel.

Pursuant to the Employment Agreement, Mr. Kravel is entitled to, among other things:

•	a base salary at an annual rate of $415,000, subject to upwards adjustment based on an annual review;

•	a performance-based annual cash bonus (the “Annual Bonus”) opportunity for each completed calendar year with a threshold amount of 100% of his annual base salary, a target amount of 181% of his annual base salary and a maximum amount of 250% of his annual base salary, upon achievement of certain goals related solely to Mr. Kravel and the Company’s performance, as determined by the Company’s Chief Executive Officer (the “CEO”) or the Board (or a committee thereof) in good faith, and subject to certification by the Board’s Compensation Committee (the “Compensation Committee”). Such targets shall be communicated to Mr. Kravel within ninety (90) days following the commencement of the applicable performance year;

•	an annual grant of equity-based awards under the Company’s long-term incentive compensation plans (“LTIP”), with such awards for each fiscal year having a target amount and other terms and conditions determined by the Board and Compensation Committee in good faith, with such amounts being consistent with the awards made to other similarly situated Company executives, consisting of time-vesting and performance-vesting awards, provided that the ratio of time-vesting and performance-vesting awards, and the goals for the performance-based awards, shall be no less favorable than those applicable to long-term incentive awards granted under the LTIP to other similarly situated Company executives as determined by the Board or the Compensation Committee in good faith; and

•	certain employee benefits including, among other things, indemnification rights from the Company and expense reimbursement rights for all reasonable and documented business expenses.

Upon certain terminations of Mr. Kravel’s employment with the Company, in addition to payment of accrued but unpaid annual base salary and certain other benefits, Mr. Kravel (or his estate, as applicable) would be entitled to the following severance pay and benefits, subject to execution of a release of claims:

•	if the termination is by reason of death or disability (as defined in the Employment Agreement), payment of any earned but unpaid Annual Bonus for the previously completed fiscal year, calculated based on actual performance, and an Annual Bonus for the year in which such termination occurs at the target level, (A) paid in a lump sum in cash on a fully vested basis when bonuses are paid to similarly situated employees and (B) pro-rated based on the proportion of the fiscal year Mr. Kravel was employed by the Company in which such termination occurs (collectively, the “Additional Benefits”); reimbursements of the monthly premiums for Mr. Kravel’s healthcare benefits through the 18 months following the date of Mr. Kravel’s termination; subject to certain terms and conditions, (A) accelerated vesting of all time-based equity or equity-based awards and (B) accelerated vesting of all performance-based equity or equity-based awards subject, with respect to performance-based awards, to the actual achievement of the performance metrics for such equity or equity-based awards measured at the end of the applicable performance periods (collectively, the “Vesting Benefits”);

•	if the termination is by the Company without “cause”, or by Mr. Kravel for “good reason”, the Additional Benefits; the Vesting Benefits; the Company’s reimbursements of the monthly premiums for Mr. Kravel’s healthcare benefits for a period of up to 12 months following the date of Mr. Kravel’s termination; and cash severance equal to the sum of (A) 200% of Mr. Kravel’s then current annual base salary and (B) 200% of the target level Annual Bonus for the calendar year in which the termination occurs, payable in substantially equal installments in accordance with the Company’s regular payroll cycle over the 12-month period following the date of Mr. Kravel’s termination; and

•	if the termination is by the Company without “cause” or by Mr. Kravel for “good reason” during the four months preceding, or the 18 months immediately following, a Change in Control (as defined in the Employment Agreement), the Additional Benefits; the Vesting Benefits; the Company’s reimbursements of the monthly premiums for Mr. Kravel’s healthcare benefits for a period of up to 18 months following the date of Mr. Kravel’s termination; and cash severance equal to the sum of (A) 300% of Mr. Kravel’s then current annual base salary and (B) 300% of the target Annual Bonus for the calendar year in which the date of termination occurs, payable in a lump sum within 60 days following the date of Mr. Kravel’s termination to the extent such Change in Control constitutes a permissible payment event under Internal Revenue Code Section 409A (or, if not, payable in installments over a twelve (12) consecutive month period following the date of termination).

The Employment Agreement contains customary covenants related to non-competition and non-solicitation of employees and customers for one year following termination of employment with the Company, as well as customary covenants related to mutual non-disparagement, confidentiality, and intellectual property rights.

There are no arrangements or understandings between Mr. Kravel and any other persons pursuant to his appointment as Chief Operating Officer of the Company. There are no family relationships between Mr. Kravel and the executive officers or directors of the Company, and there are no other transactions involving the Company and Mr. Kravel that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement is only a summary and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description
10.1*	Employment Agreement, dated as of January 23, 2025, by and between Global Net Lease, Inc. and Ori Kravel.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

 *Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL NET LEASE, INC.

Date:	January 24, 2025	By:	/s/ Edward M. Weil, Jr.
			Name:	Edward M. Weil, Jr.
			Title:	Chief Executive Officer and President